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                                                                   EXHIBIT 23(i)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-57577 of Borden, Inc. on Form S-3 of our reports for Borden, Inc. and Wise Holdings, Inc. dated February 26, 1997 and for Borden, Inc. and Affiliates dated February 26, 1997, (except for Note 18, as to which the date is March 20, 1997) and Borden Foods Holdings Corporation dated February 26, 1997 (except for Note 5, paragraph 3, as to which the date is March 20, 1997) appearing in this Annual Report on Form 10-K of Borden, Inc. for the year ended December
31, 1996.

DELOITTE & TOUCHE LLP

March 26, 1997